Exhibit 99.1

Valentis, Inc.

Ben McGraw

(650) 697-1900 x210

IR@valentis.com

Valentis Receives Nasdaq Delisting Notice And Intends To Appeal Determination

BURLINGAME, CA, January 11, 2007 — Valentis, Inc. (NASDAQ: VLTS) announced today that it received a letter on January 8, 2007 from the Listing Qualifications Department of the Nasdaq Stock Market indicating that trading of Valentis’ common stock on the Nasdaq Capital Market will be suspended at the opening of business on January 18, 2007 and a Form 25-NSE will be filed with the Securities and Exchange Commission to remove Valentis’ securities from listing and registration on Nasdaq, unless Valentis appeals Nasdaq’s determination and requests a hearing on the matter no later than 4:00 p.m. Eastern time on January 16, 2007. Valentis’ management and board of directors intend to appeal Nasdaq’s determination and to request a hearing on the matter prior to such date and time. Upon receipt by Nasdaq of Valentis’ hearing request, the suspension of Valentis’ common stock and the filing of the Form 25-NSE will be stayed pending Nasdaq’s final decision.

As previously reported, Valentis received a letter from Nasdaq on November 21, 2006 indicating that Valentis was not in compliance with Nasdaq Marketplace Rule 4310(c)(2)(B) because Valentis did not have (i) a minimum of $2,500,000 in stockholders’ equity, (ii) a $35,000,000 market value of securities quoted on a Nasdaq market or listed on a national securities exchange, or (iii) $500,000 of net income from continuing operations for the most recently completed fiscal year or for two of the three most recently completed fiscal years. Additionally, in a letter dated November 29, 2006, Nasdaq indicated its belief that Valentis may be operating as a “public shell” and, as such, raising public interest concerns as set forth in Nasdaq Marketplace Rule 4300. In connection with these letters and Nasdaq’s review of Valentis’ eligibility for continued listing on the Nasdaq Capital Market, Valentis provided to Nasdaq its specific plan, along with accompanying materials, to achieve and maintain compliance with the Nasdaq Capital Market’s continued listing criteria as set forth in the Nasdaq Marketplace Rules. Based upon its review of Valentis’ compliance plan and accompanying materials, Nasdaq determined that Valentis’ common stock is not eligible for continued listing on the Nasdaq Capital Market. As noted above, Valentis’ management and board of directors intend to appeal Nasdaq’s determination.

About Valentis

Valentis is a biotechnology company that was engaged in the development of innovative products for peripheral arterial disease, or PAD, a large and unsatisfied market.  On July 11, 2006, Valentis announced that no statistically significant difference was seen in the primary endpoint or any of the secondary endpoints in its Phase IIb clinical trial of VLTS 934 in PAD.  While Valentis focused its efforts on the development of novel peripheral arterial disease therapeutics, its technologies are being applied by its collaborators for the development of therapeutics to treat a variety of indications including infectious diseases and cancer.

Additional information about Valentis can be found at www.valentis.com.

This press release includes forward-looking statements.  These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology.  Valentis has based these forward-looking statements on current expectations, assumptions, estimates and projections.  While Valentis believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control.  These risks and uncertainties include:  the future financial condition of Valentis, any appeal by Valentis of Nasdaq’s suspension of Valentis’ common stock from trading on the Nasdaq Capital Market, risks associated with the discontinuance of Valentis’ existing operations and industry-wide changes and other causes.  These and other important factors, including those discussed in Valentis’ Annual Report on Form 10-K for the fiscal year ended June 30, 2006 and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, as filed with the Securities and Exchange Commission, may cause the actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  Given these risks and uncertainties, investors and securityholders are cautioned not to place undue reliance on such forward-looking statements.  Valentis does not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments.

863A Mitten Road • Burlingame, CA 94010 • Tel. (650) 697-1900 • Fax (650) 652-1990